Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the transition report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-Q for the period between September 1, 2021 and December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Nadav Kidron, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2022	By:	/s/ Nadav Kidron
Nadav Kidron
President and
Chief Executive Officer